===============================================================================

                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [_]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement         [_]  CONFIDENTIAL, FOR USE OF THE
                                              COMMISSION ONLY (AS PERMITTED BY
                                              RULE 14A-6(E)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                                VESTA INSURANCE
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


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         pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

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Notes:

To the Stockholders of
 Vesta Insurance Group, Inc.

  You are invited to attend the annual meeting of stockholders of Vesta Insurance Group, Inc. (the "Company") to be held at The Harbert Center, 2019 Fourth Avenue North, Birmingham, Alabama 35203 on Tuesday, May 18, 1999, at 10:00 A.M., local time.

  Information concerning matters to be considered and acted upon at the meeting is set forth in the accompanying Notice of Annual Meeting of Stockholders and Proxy Statement, which you are urged to read.

  It is important that your shares be voted at this meeting. Please read the enclosed Notice of Annual Meeting and Proxy Statement so you will be informed about business to come before the meeting. Please mark, sign, and return your proxy. If you choose to attend the meeting, you may, of course, revoke your proxy and personally vote your stock if you desire to do so.

                                          Sincerely,

                                          /s/ Norman W. Gayle, III
                                          --------------------------------
                                          Norman W. Gayle, III
                                          President and Chief Executive
                                           Officer

Birmingham, Alabama
April 23, 1999

                       --------------------------------
                   Notice of Annual Meeting of Stockholders
                            to be Held May 18, 1999

                        -------------------------------

To the Holders of Common Stock of
 Vesta Insurance Group, Inc.

  The annual meeting of stockholders of Vesta Insurance Group, Inc. will be held at The Harbert Center, 2019 Fourth Avenue North, Birmingham, Alabama 35203 on Tuesday, May 18, 1999, at 10:00 A.M., local time, for the following purposes:

  (1) To elect two persons to serve as Class III directors for a three-year term beginning May 18, 1999.

  (2) To consider and act upon a proposal to ratify the appointment of PricewaterhouseCoopers LLP as independent auditors.

  (3) To transact such other business as may properly come before the meeting.

  These matters are more fully discussed in the accompanying Proxy Statement.

  The close of business on April 5, 1999 has been fixed as the date for determining the stockholders who are entitled to notice of and to vote at the annual meeting. All stockholders, whether or not they expect to attend the annual meeting in person, are requested to mark, date, sign, and return the enclosed form of proxy in the accompanying envelope. Your proxy may be revoked at any time before it is voted.

  The annual meeting for which this notice is given may be adjourned from time to time without notice other than announcement at the annual meeting. Any business for which notice of the annual meeting is hereby given may be transacted at any such adjournment.

                                          By Order of the Board of Directors

                                          /s/ Donald W. Thornton
                                          ----------------------
                                          Donald W. Thornton
                                          Senior Vice President--
                                          General Counsel and Secretary

Birmingham, Alabama
April 23, 1999

                    PROXY STATEMENT FOR THE ANNUAL MEETING
                    OF STOCKHOLDERS TO BE HELD MAY 18, 1999

Solicitation of Proxies

  The Board of Directors of Vesta Insurance Group, Inc. (the "Company") solicits your proxy in the form enclosed with this statement for use at the annual meeting of stockholders to be held at The Harbert Center, 2019 Fourth Avenue North, Birmingham, Alabama 35203 on Tuesday, May 18, 1999, at 10:00 A.M., local time, and at any adjournment of such meeting. Norman W. Gayle, III and Donald W. Thornton are named as proxies in the enclosed form of proxy and have been designated as the directors' proxies by the Board of Directors. The Company expects to mail this proxy material to stockholders on or about April 23, 1999.

  When the enclosed form of proxy is returned, properly executed, and in time for the meeting, the shares represented thereby will be voted at the meeting. All proxies will be voted in accordance with the instructions set forth on the form of proxy, but if proxies which are executed and returned do not specify a vote on the proposals considered, the proxies will be voted FOR such proposals. Any stockholder giving a proxy has the right to revoke it by giving written notice of revocation to the Secretary of the Company (at 3760 River Run Drive, Birmingham, Alabama 35243) at any time before the proxy is voted.

Record Date and Voting Stock

  Each stockholder of record at the close of business on April 5, 1999 is entitled to one vote for each share of common stock held on that date upon each matter to be voted on by the stockholders at the meeting. At the close of business on April 5, 1999, there were 18,686,322 shares of common capital stock of the Company outstanding. There is no cumulative voting of the common stock.

Vote Required

  At the meeting, a majority of the shares entitled to vote, represented in person or by proxy, shall constitute a quorum for the transaction of business. Assuming the presence of a quorum, directors shall be elected at the meeting by a plurality of the votes cast, whether in person or by proxy.

  A stockholder may abstain or withhold his vote (collectively, "abstentions") with respect to each item submitted for stockholder approval. Abstentions will be counted as present for purposes of determining the existence of a quorum but will be counted as not voting in favor of the relevant proposal. Since the election of directors is determined by the votes cast at the meeting, abstentions will not affect such election.

  Generally, a broker is entitled to vote shares held in "street name" on routine matters without instructions from the beneficial owner. On the other hand, a broker may not be entitled vote shares held in "street name" on certain non-routine items absent customer instructions (known as a "broker nonvote"). If a broker votes on any proposal submitted for stockholder approval, even if he may not vote on all proposals, then all shares so voted will be counted as present for purposes of determining the existence of a quorum, and the broker nonvotes, if any, will be treated as having not voted in favor of the relevant proposal. Generally, there can be no "broker nonvotes" in the election of directors, because the election of directors is a matter for which a broker may exercise its discretion.

Principal Stockholders

  The following table lists all persons known to be the beneficial owner of more than five percent of the Company's outstanding common stock as of December 31, 1998.

   Name and Address           Number of Shares Percent of Class
   ----------------           ---------------- ----------------
   Torchmark Corporation(1)      4,450,000           23.9%
   2001 Third Avenue South
   Birmingham, Alabama 35233

--------
(1) Based on Amendment No. 4 to Schedule 13D filed by Torchmark Corporation, dated December 29, 1998. Prior to the completion of the Company's initial public offering of common stock on November 18, 1993, the Company was a wholly owned subsidiary of Torchmark Corporation.

                               PROPOSAL NUMBER 1
                             ELECTION OF DIRECTORS

  The Company's bylaws provide that the number of directors shall be not less than two nor more than twelve, with the exact number to be fixed by the Board of Directors. The directors of the Company are divided into three classes and are elected to hold office for a three-year term and until their successors are elected and qualified. The election of each class of directors is staggered over each three-year period.

  At its meeting on July 27, 1998, the Board of Directors voted to elect Norman W. Gayle, III as a Class III director to fill the vacancy created by the resignation of Robert Y. Huffman, and voted to increase the number of directors to ten and elect James E. Tait as a Class III director, in each case for a term to expire at the annual meeting to be held in 1999. Subsequent to that meeting, C.B. Hudson resigned as a Class I director, Norman L. Rosenthal resigned as a Class II director and R.K. Richey resigned as a Class III director. At its meeting held March 23, 1999, the Board of Directors determined to reduce the number of directors to seven. Also at that meeting, the Board of Directors elected Jarvis W. Palmer to serve as a Class I director to fill the vacancy created by the resignation of C.B. Hudson (with a term expiring at the annual meeting in 2000), effective upon the expiration of his term as a Class III director at the annual meeting to be held May 18, 1999.

  The Board of Directors proposes the election of Norman W. Gayle, III and James E. Tait as Class III directors, to hold office for a term of three years, expiring at the close of the annual meeting of stockholders to be held in 2002 and until their successors are elected and qualified. The current terms of office of Messrs. Gayle and Tait expire at the close of the annual meeting of stockholders for 1999. The term of office of each of the other five directors continues until the close of the annual meeting of stockholders in the year shown in the biographical information below.

  If any of the nominees becomes unavailable for election, which is not anticipated, the directors' proxies will vote for the election of such other person as the Board of Directors may recommend unless the Board reduces the number of directors.

  The Board recommends that the stockholders vote FOR the nominees.

Profiles of Directors and Nominees

  Walter M. Beale, Jr. (age 53) has been a director of the Company since 1993. His term expires in 2000 (Class I). Principal occupation: Partner in the law firm of Balch & Bingham LLP since prior to 1993.

  Ehney A. Camp, III (age 56) has been a director of the Company since 1993. His term expires in 2001 (Class II). Principal occupation: Principal, Addison Investments, L.L.C. (private investments) since 1996. From 1975 until 1996, Mr. Camp was the President and Chief Executive Officer of Camp & Company, a mortgage banking company located in Birmingham, Alabama.

  Norman W. Gayle, III, (age 45) has been a director of the Company since 1998. His term expires in 1999 (Class III). Principal occupation: President and Chief Executive Officer of the Company since 1998. Executive Vice President and Chief Operating Officer of the Company from 1995 to 1998; Executive Vice President of the Company from 1994 to 1995; Senior Vice President of Carvill America, Inc., Atlanta, Georgia, from 1989 to 1994.

  Robert A. Hershbarger (age 66) has been a director of the Company since 1993. His term expires in 2000 (Class I). Principal occupation: Professor of Finance and Economics at Mississippi State University since 1987.

  Clifford F. Palmer (age 50) has been a director of the Company since 1993. His term expires in 2001 (Class II). Principal occupation: Insurance Consultant with Pilgrim Managers Limited since 1997. From 1979 to 1997, Mr. Palmer was the named underwriter for Lloyd's Syndicate 314 and was a principal in the managing agency, Ashley Palmer Syndicates, Ltd.

  Jarvis W. Palmer (age 66) has been a director of the Company since 1993. His term expires in 2000 (upon effectiveness of his election as a Class II director, which election shall become effective at the expiration of his term as a Class III director in 1999). Principal occupation: Insurance Consultant since 1994.

  James E. Tait (age 49) has been a director of the Company since 1998. His term expires in 1999 (Class III). Principal occupation: Executive Vice President and Chief Financial Officer of the Company since 1998; President, Tait Advisory Services, LLC, 1996-present; President of Inex Insurance Exchange, 1996-present; Partner, Coopers & Lybrand, 1971-1996.

Profiles of Executive Officers Who Are Not Directors

  The following table shows certain information concerning each person deemed to be an executive officer of the Company on December 31, 1998, except Norman
W. Gayle, III and James E. Tait, who also serve as a directors. Each executive officer and key employee is elected by the Board of Directors of the Company annually and serves at the pleasure of the Board. There are no arrangements or understandings between any executive officer and any other person pursuant to which the officer was selected.

                                   Principal Occupation and Business Experience
 Name               Age                      for the Past Five Years
 ----               ---            --------------------------------------------
 Donald W. Thornton  52 Senior Vice President--General Counsel and Secretary of the
                        Company since 1995; Vice President--General Counsel and Secretary of the Company from 1993 to 1994.

 Charles M. Angell   52 Senior Vice President--Insurance Operations of Vesta Fire
                        Insurance Corporation since 1995; Vice President of Commercial
                        Insurance Operations of Amerisure Companies from 1989 to 1995.

 Robert K. Cooney    35 Senior Vice President--Reinsurance Assumed of Vesta Fire
                        Insurance Corporation since 1997; Vice President of Reinsurance
                        Assumed of Vesta Fire Insurance Corporation from 1993 to 1997.

 Brian R. Meredith   33 Senior Vice President--Finance and Treasurer of the Company since
                        1997; Vice President--Finance of the Company from 1994 to 1997;
                        Equity Research Analyst with Morgan Stanley & Company, Inc. from
                        1990 to 1994.

 William P. Cronin   39 Senior Vice President and Controller since 1998; Vice President,
                        Audit and Regulatory Affairs of Tait Advisory Services, LLC,
                        1997-present; Senior Manager, Ernst & Young, LLP, 1993-1997.

Stock Ownership of Management

  The following table shows certain information about stock ownership of the directors, director nominees, each of the executive officers named in the Summary Compensation Table herein, and all directors and executive officers as a group, as of December 31, 1998.

                             Company Common Stock
                            or Options Beneficially
                         Owned as of December 31, 1998
                         -----------------------------
Name                       Directly             Indirectly           Percent of Class(1)
----                     ---------------      ---------------        -------------------
Charles M. Angell.......           4,334(2)                  0                *

Walter M. Beale, Jr.....          30,529(3)                  0                *

Ehney A. Camp, III......          29,429(4)                  0                *

Norman W. Gayle, III....         102,190(5)                  0                *

Robert A. Hershbarger...          16,427(6)                  0                *

Robert Y. Huffman                 50,399(7)             16,000(7)(8)          *
(resigned 5/31/98)......

Brian R. Meredith.......          37,438(9)                  0                *

Clifford F. Palmer......          39,779(10)                 0                *

Jarvis W. Palmer........          35,029(11)             3,000(12)            *

James E. Tait...........          30,000(13)                 0                *

Donald W. Thornton......         124,637(14)                 0                *

All Directors, Nominees
and Executive Officers
as a group (11
persons):...............         452,232                 3,000              2.4%

--------
  * Less than one percent
 (1) A person is deemed to beneficially own securities which he or she has a right to acquire within sixty (60) days (i.e., through the exercise of options, warrants, rights or conversion privileges). Any securities which are not outstanding but deemed to be beneficially owned by a person are considered outstanding for the purpose of computing such person's percentage ownership, but are not considered outstanding when computing any other person's percentage ownership.
 (2) Consists of 4,334 shares of restricted stock granted under the Company's Long Term Incentive Plan.
 (3) Includes 15,000 shares subject to the exercise of options received in lieu of the payment of 1994 annual director fee, 3,000 shares subject to the exercise of options granted pursuant to the Company's Long Term Incentive Plan and 9,000 shares subject to the exercise of options granted pursuant to the Company's Non-Employee Director Stock Plan.
 (4) Consists of 7,500 shares subject to the exercise of options received in lieu of the payment of fifty (50) percent of 1994 annual director fee, 3,000 shares subject to the exercise of options granted pursuant to the Company's Long Term Incentive Plan, 9,000 shares subject to the exercise of options granted pursuant to the Company's Non-Employee Director Stock Plan, and 5,150 shares are held in the name of Sterne, Agee & Leach, Inc., custodian for Ehney A. Camp, III Individual Retirement Account.
 (5) Includes 27,298 shares subject to the exercise of options and 71,152 shares of restricted stock granted pursuant to the Company's Long Term Incentive Plan.
 (6) Includes 1,500 shares subject to the exercise of options received in lieu of the payment of twenty (20) percent of 1994 annual director fee, 3,000 shares subject to the exercise of options granted pursuant to the Company's Long Term Incentive Plan and 9,000 shares subject to the exercise of options granted pursuant to the Company's Non-Employee Director Stock Plan.
 (7) To the best of the Company's knowledge, based on an Amended Form 4 filed by Mr. Huffman on July 17, 1998.
 (8) These shares are held by Mr. Huffman's spouse either directly or as custodian for her grandchild.
 (9) Includes 33,237 shares subject to the exercise of options and 4,001 shares of restricted stock granted under the Company's Long Term Incentive Plan.

(10) Includes 15,000 shares subject to the exercise of options received in lieu of the payment of 1994 annual director fee, 3,000 shares subject to the exercise of options granted pursuant to the Company's Long Term Incentive Plan, 9,000 shares subject to the exercise of options granted pursuant to the Company's Non-Employee Director Stock Plan, and 9,000 shares held by Corporation of Lloyd's, for the account of Clifford F. Palmer.
(11) Includes 15,000 shares subject to the exercise of options received in lieu of the payment of 1994 annual director fee, 3,000 shares subject to the exercise of options granted pursuant to the Company's Long Term Incentive Plan, and 9,000 shares subject to the exercise of options granted pursuant to the Company's Non-Employee Director Stock Plan.
(12) Consists of shares held by Birmingham Insurance Co., Inc., of which Mr. Palmer is a 98% owner.
(13) Consists of 30,000 shares of restricted stock granted under the Company's Long Term Incentive Plan.
(14) Consists of 105,128 shares subject to the exercise of options and 19,489 shares of restricted stock granted pursuant to the Company's Long Term Incentive Plan.

Meetings of the Board of Directors and Committees

  During 1998, the Board of Directors met 13 times. In 1998, all of the directors attended more than 75% of the meetings of the Board and the committees on which they served.

Committees of the Board of Directors

  The Company's Board of Directors (the "Board") has established an Audit Committee, a Compensation Committee, and an Underwriting Committee. In accordance with New York Stock Exchange Policy, no member of the Audit Committee is or will be an officer or employee of the Company or any of its subsidiaries.

  The duties of the Audit Committee are to recommend to the Board the selection of independent certified public accountants to audit annually the books and records of the Company, to review the activities and the reports of the independent certified public accountants, and to report the results of such review to the Board. The Audit Committee also monitors the activities of the Company's audit staff and the adequacy of the Company's internal controls. The members of the standing Audit Committee are Messrs. Robert A. Hershbarger and Jarvis W. Palmer. The Audit Committee met 5 times in 1998.

  The duties of the Compensation Committee are to make recommendations and reports to the Board with respect to the salaries, bonuses and other compensation to be paid to the Company's officers and to administer all plans relating to the compensation of such officers. The members of the standing Compensation Committee are Messrs. Ehney A. Camp, III, Jarvis W. Palmer and Clifford F. Palmer. The Compensation Committee met 4 times in 1998.

  The duties of the Underwriting Committee are to review the underwriting policies and results of the Company's insurance subsidiaries and to report the results of such review to the Board of Directors. The members of the standing Underwriting Committee are Messrs. Walter M. Beale, Jr., Robert A. Hershbarger and Clifford F. Palmer. The Underwriting Committee met 1 time in 1998.

Section 16(a) Beneficial Ownership Reporting Compliance

  Section 16(a) of the Securities Exchange Act of 1934 requires that executive officers and directors of the Company file reports of stock ownership and changes in ownership with the Securities and Exchange Commission (the "SEC") on Form 3 (initial statement of ownership), Form 4 (monthly report), and Form 5 (annual report). Based solely upon a review of such reports, or representations by officers and directors that no annual reports on Form 5 for the 1998 fiscal year were required to be filed, the Company believes that
Section 16(a) filing requirements applicable to its officers and directors were complied with during fiscal year 1998, except that R. K. Richey did not report two sales which occurred in December of 1998 on a Form 4 originally filed on January 8, 1999 to report a separate transaction. An amendment to this Form 4 was filed on January 29, 1999 to report a sale of 4,300 shares held directly by Mr. Richey which occurred on December 10, 1998 and the sale of 2,320 shares held indirectly by Mr. Richey for the benefit of his grandchildren which occurred on December 28, 1998.

                   COMPENSATION AND OTHER TRANSACTIONS WITH
                       EXECUTIVE OFFICERS AND DIRECTORS

Summary Compensation Information

  The following table sets forth certain information regarding compensation paid by the Company and its subsidiaries during the fiscal years 1996, 1997 and 1998 for services rendered to the Company and its subsidiaries during such years by each person who served as Chief Executive Officer during 1998 and the four other most highly compensated executive officers serving at the end of 1998.

                          SUMMARY COMPENSATION TABLE

                                    Annual
                                 Compensation                            Long Term Compensation
                               ----------------              ----------------------------------------------
                                                                     Awards          Payouts
                                                             ---------------------- ----------
                                                   Other     Restricted  Securities
                                                   Annual       Stock    Underlying    LTIP     All Other
        Name and               Salary  Bonus(1) Compensation Award(s)(2)  Options   Payouts(3) Compensation
   Principal Position     Year   ($)     ($)        ($)          ($)        (#)        ($)         ($)
   ------------------     ---- ------- -------- ------------ ----------- ---------- ---------- ------------
Robert Y. Huffman         1998 311,538   --0--     --0--         --0--      --0--     65,725       9,825(4)
Chief Executive Officer   1997 575,000 575,000     --0--       316,659     47,916    130,550       5,900(4)
until June 1, 1998        1996 475,000 475,000     --0--       250,927     45,418    130,550       4,750(4)

Norman W. Gayle, III      1998 438,269   --0--     --0--         --0--      --0--    181,022       6,998(5)
Chief Executive Officer   1997 365,000 365,000     --0--       126,629     30,803    181,022       5,480(5)
since June 1, 1998        1996 300,000 300,000     --0--       133,344     28,685    181,022       5,596(5)

James E. Tait             1998 212,019   --0--     --0--       286,800     45,000      --0--       6,797(6)
Executive Vice President
and
Chief Financial Officer
since July 1998

Donald W. Thornton        1998 234,423   --0--     --0--         --0--      --0--     40,610       7,440(7)
Senior Vice President--   1997 210,000 210,000     --0--        73,344     17,113     40,610       5,170(7)
General Counsel and
Secretary                 1996 200,000 200,000     --0--        66,672     19,124     40,610       4,750(7)

Charles M. Angell         1998 208,942   --0--     --0--         --0--     10,000      --0--       6,581(8)
Senior Vice President--   1997 195,000 195,000     --0--        64,640      --0--      --0--       5,140(8)
Insurance Operations of
Vesta                     1996 195,000 120,000     --0--        49,667      --0--      --0--       3,908(8)
Fire Insurance
Corporation

Brian R. Meredith,        1998 203,845  --0 --     --0--         --0--      --0--      --0--       6,429(9)
Senior Vice President--   1997 195,000 195,000     --0--        55,659      --0--      --0--       3,692(9)
Finance and Treasurer     1996 190,000  90,000     --0--        46,655      --0--      --0--       4,750(9)

--------
(1) Consists of payments under the Company's Cash Bonus Plan. The bonus amounts shown in this column were paid based on performance rendered during the years indicated, but the bonuses were paid during the fiscal years immediately following the years indicated.
(2) No part of the restricted stock awards reflected above will vest in under three years from the date of the grant. Dividends will be paid on the restricted stock prior to vesting. The value of the restricted stock awards shown above reflects the number of shares awarded during the year indicated multiplied by the closing market price of the Company's unrestricted common stock on the date of the award. The following table shows the aggregate number and value of all shares of restricted stock held by the persons identified in the table above as of December 31, 1998:

                           Number of Shares Market Value on 12/31/98
                           ---------------- ------------------------
     Robert Y. Huffman          --0--               $ --0--
     Norman W. Gayle, III       71,152               426,912
     James E. Tait              30,000               180,000
     Donald W. Thornton         19,489               116,934
     Charles M. Angell           4,334                26,004
     Brian R. Meredith           4,001                24,006

(3) Consists of payments with respect to the repayment of loans made to enable certain executive officers to purchase restricted stock of the Company.
(4) Consists of the payment by the Company of premiums under the Company's group term life insurance plan of $479 in 1998 and $1,150 in 1997, and contributions by the Company under the Company's 401(k) plan of $9,346 in 1998, $4,750 in 1997 and $4,750 in 1996.
(5) Consists of the payment by the Company of premiums under the Company's group term life insurance plan of $860 in 1998, $730 in 1997 and $846 in 1996, and contributions by the Company under the Company's 401(k) plan of $6,138 in 1998, $4,750 in 1997 and $4,750 in 1996.
(6) Consists of the payment by the Company of premiums under the Company's group term life insurance plan of $437 in 1998, and contributions by the Company under the Company's 401(k) plan of $6,360 in 1998.
(7) Consists of the payment by the Company of premiums under the Company's group term life insurance plan of $460 in 1998 and $420 in 1997, and contributions by the Company under the Company's 401(k) plan of $6,980 in 1998, $4,750 in 1997 and $4,750 in 1996.
(8) Consists of the payment by the Company of premiums under the Company's group term life insurance plan of $410 in 1998, $390 in 1997 and $983 in 1996, and contributions by the Company under the Company's 401(k) plan of $6,171 in 1998, $4,750 in 1997 and $2,925 in 1996.
(9) Consists of the payment by the Company of premiums under the Company's group term life insurance plan of $400 in 1998 and $398 in 1997, and contributions by the Company under the Company's 401(k) plan of $6,029 in 1998, $3,294 in 1997 and $4,750 in 1996.

Stock Options

  Prior to the completion of the Company's initial public offering, the Company's stockholders approved the Long Term Incentive Plan (the "Incentive Plan"), which provides for grants to the Company's executive officers of restricted stock, stock options, stock appreciation rights, and deferred stock awards. The Incentive Plan is administered by the Compensation Committee of the Board of Directors. The Company's stockholders approved certain amendments to the Incentive Plan, effective May 16, 1995, including an amendment to increase the shares of the Company's common stock available for awards under the Incentive Plan from 1,091,400 shares to 2,221,998 shares.

  The following table reflects certain information concerning grants of options to purchase the Company's common stock that were made by the Company during 1998 to the executive officers of the Company named in the Summary Compensation Table above.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                                                Potential
                                                                             Realizable Pre-
                                                                                Tax Value
                                                                            at Assumed Annual
                                                                           Rates of Stock Price
                                                                               Appreciation
                                         Individual Grants                   for Option Term
                         ------------------------------------------------- --------------------
                           Number of      % of Total
                           Securities      Options     Exercise
                           Underlying     Granted to   or Base
                            Options       Employees     Price   Expiration
          Name           Granted (#)(1) In Fiscal Year  ($/Sh)     Date    5% ($)(2) 10% ($)(2)
          ----           -------------- -------------- -------- ---------- --------- ----------
Robert Y. Huffman.......      --0--          N/A          N/A      N/A        N/A       N/A

Norman W. Gayle, III....      --0--          N/A          N/A      N/A        N/A       N/A

James E. Tait...........     45,000          58%         9.56    8-26-08    270,165   685,628

Donald W. Thornton......      --0--          N/A          N/A      N/A        N/A       N/A

Charles M. Angell.......     10,000          13%         9.56    8-26-08     60,037   152,362

Brian R. Meredith.......      --0--          N/A          N/A      N/A        N/A       N/A

--------
(1) All options granted during 1998 are non-qualified stock options which have a ten year term, and all such options have an exercise price equal to the closing price of the Company's common stock on the grant date. These options were granted pursuant to the Incentive Plan, and become exercisable with respect to 50% of the shares two years after the grant date and with respect to the remaining 50% of the shares three years after the grant date.
(2) The dollar amounts shown are based on certain assumed rates of appreciation and the assumption that the options will not be exercised until the end of the expiration periods applicable to the options. Actual realizable values, if any, on stock option exercises and common stock holdings are dependent on the future performance of the Company's common stock and overall stock market conditions. There can be no assurance that the amounts reflected will be achieved.

  The following table presents certain information with respect to the value of options held by the executive officers of the Company named in the Summary Compensation Table above.

              AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND
                         FISCAL YEAR-END OPTION VALUES

                                                                                  Value of unexercised
                                                        Number of unexercised     in-the-money options
                                                       options at year-end (#)   at fiscal year-end ($)
                         Shares acquired    Value     ------------------------- -------------------------
          Name           on exercise (#) Realized ($) Exercisable Unexercisable Exercisable Unexercisable
          ----           --------------- ------------ ----------- ------------- ----------- -------------
Robert Y. Huffman.......     202,230       776,989        --0--       --0--        --0--        --0--

Norman W. Gayle, III....       --0--         --0--       27,288      68,776        --0--        --0--

James E. Tait...........       --0--         --0--        --0--      45,000        --0--        --0--

Donald W. Thornton......       --0--         --0--      105,148      41,809        --0--        --0--

Charles M. Angell.......       --0--         --0--        --0--      10,000        --0--        --0--

Brian R. Meredith.......       --0--         --0--       33,237       --0--        --0--        --0--

Post Retirement Benefits Plan

  The J. Gordon Gaines, Inc. Post Retirement Benefits Plan (the "Retirement Plan") is an unfunded deferred compensation plan for officers and other key employees of J. Gordon Gaines, Inc. The Retirement Plan is administered by the Executive Committee of J. Gordon Gaines, Inc., and the Executive Committee is authorized to determine eligibility for participation in the Retirement Plan. Under the Retirement Plan, upon normal retirement, which is defined for purposes of the Retirement Plan as retirement for participants who either are age 65 or older or who have completed not less than 20 years of continuous service, a participant will be entitled to receive an amount equal to twice the participant's current annual base salary. Upon early retirement, which is defined for purposes of the Retirement Plan as retirement between the ages of 60 and 65 who have completed not less than ten years of service with the Company and its affiliates, a participant will be entitled to receive the amount which has been accrued as a liability on the Company's balance sheet as of the most recent fiscal year with respect to such participant.

  To qualify for benefits under the Retirement Plan, a participant must continue as an employee until age 60 or have completed not less than 20 years of continuous service. No benefits will be paid if employment is terminated earlier, regardless of the reason, except if a participant's employment is terminated by the Company for reasons other than "cause," or by the participant for a "stated good reason," within two years after a "change of control" of the Company (as those terms are defined in the Retirement Plan). In that case, the participant will be entitled to receive the amount which has been accrued as a liability on the Company's balance sheet as of the most recent fiscal year with respect to such participant. In addition, if there is a change of control during the period in which a participant would be eligible for early retirement under the Retirement Plan, any benefits payable to such participant under the Retirement Plan upon early retirement will become fully vested.

  Each year the Company records as a liability on its balance sheet an amount (based on an established formula) which will be sufficient, together with amounts recorded as a liability for previous years, to cover the payment of the projected benefit amounts for each participant upon such participant's normal retirement. As of December 31, 1998, the Company had recorded a total of $1,392,741 as a liability on its balance sheet to cover projected benefits under the Retirement Plan. Assuming Messrs. Gayle, Tait, Thornton, Angell and Meredith retire from the Company after reaching normal retirement age and assuming their 1998 salary levels remain the same, they will be entitled under the Retirement Plan to receive $860,000, $1,050,000, $460,000,$410,000 and
$400,000, respectively, upon their retirement. Mr. Huffman's resignation on May 31, 1998 did not entitle him to receive any benefits under the Retirement Plan.

Severance Agreements

  During 1998, the Company entered into letter agreements (the "Agreements") with Messrs. Gayle, Tait, Thornton and Angell which provide a special severance benefit of a lump sum cash payment if, at any time prior to August 1, 1999, either of the following events occurs: (a) a change of control of the Company occurs and, as a result thereof, such executive officer's employment is actually or constructively terminated for any reason or (b) such executive officer's employment is actually or constructively terminated for any reason other than (i) his decision, (ii) death or disability or (iii) for cause. The benefits payable under these Agreements are equal to the executive officer's 1998 base salary (which is reflected in the Summary Compensation Table herein) which would be payable over the following number of weeks: Gayle - 78; Tait - 104; Thornton - 52; and Angell - 78. These Agreements automatically terminate if the executive officer's employment continues after August 1, 1999.

Payments to Directors

  For 1998, directors who are not executive officers or employees of the Company received an annual retainer fee of $28,000, payable in equal quarterly installments. They did not receive fees for the execution of written consents in lieu of board meetings and attending board or committee meetings. Directors also receive an allowance for their travel and lodging expenses if they do not live in the area where the meeting is held.

  At the annual meeting of stockholders of the Company held on May 16, 1995, the stockholders approved the Company's Non-Employee Director Stock Plan (the "Director Plan"). Under the Director Plan, on the first trading day of each calendar year, each non-employee director will be granted a nonqualified stock option to purchase 3,000 shares of the Company's common stock at a purchase price equal to the fair market value per share of the common stock on such grant date. Each option granted under the Director Plan is exercisable for a period of ten years beginning on the date of its grant. An option may not be exercised during the first six months after grant, except in the event of the death or disability of the director. An aggregate of 180,000 shares of Company common stock is reserved for issuance under the Director Plan, subject to adjustment for changes in the Company's capital structure.

  In addition, the Director Plan provides that each eligible director may elect, pursuant to an advance written election, to receive shares of the Company's common stock ("Restricted Stock") in lieu of part or all of such director's annual director fee. The number of shares of Restricted Stock which an eligible director will be entitled to receive will be equal to the dollar amount of director fees which such director has elected not to receive, divided by seventy-five percent (75%) of the fair market value of the Company's common stock on the date on which such fees would otherwise become payable. Shares of Restricted Stock may not be sold, transferred, pledged or assigned for a period of two years following the effective date of the issuance thereof. Directors electing to receive Restricted Stock will be entitled, with respect to such shares, to all rights of a stockholder, including the right to vote and to receive dividends on the shares. However, certificates for the shares of Restricted Stock shall be delivered only after the period of forfeiture has expired. For 1998, all eligible directors elected to receive Restricted Stock in lieu of all of their annual director fee.

Indebtedness of Directors, Nominees and Executive Officers

  On September 13, 1993, the Company entered into separate restricted stock agreements with each of the executive officers of the Company pursuant to which it sold to such executive officers at total of 153,500 shares of Common Stock. Pursuant to these restricted stock agreements, Messrs. Huffman and Thornton purchased 45,993 shares and 14,307 shares, respectively, for a purchase price of $10.26 per share. On July 18, 1994, the Company entered into a restricted stock agreement with Mr. Gayle pursuant to which it sold to Mr. Gayle 60,000 shares of Common Stock (together with shares sold to the other executive officers, the "Restricted Shares") for a purchase price of $18.92 per share. Each of these executive officers has executed a promissory note in favor of the Company representing the obligation to repay a loan from the Company for the purchase price of each of their Restricted Shares, and the Restricted Shares are being held by the Company as security for the repayment of such promissory notes. The largest aggregate amount of indebtedness under the loans to each of Messrs. Huffman, Gayle and Thornton during 1998 was $276,257, $784,683 and $85,935, respectively, and the outstanding balance under these loans as of December 31, 1998 was $-0-, $664,464 and $69,560, respectively. The promissory notes have a term of nine years and bear interest at a rate of 5.22% per annum. All dividends payable on the Restricted Shares have been assigned to the Company to be applied toward the repayment of the promissory notes.

  The Company intends to pay cash bonuses each year in amounts sufficient, after the payment of taxes due with respect to such bonus, to reduce the promissory notes by the amount of the purchase price for the Restricted Shares which vests in that year, so long as the executive officer remains in the employ of the Company. The Restricted Shares may not be sold or otherwise disposed of by the executive officers prior to the repayment in full of their promissory note or the termination of their employment. In 1998, the Company paid bonuses to reduce the amount of indebtedness of the executive officers to the Company in the following amounts: to Mr. Huffman in the amount of $65,725; to Mr. Gayle in the amount of $181,022; and to Mr. Thornton in the amount of $40,610.

Compensation Committee Interlocks and Insider Participation

  The members of the Compensation Committee of the Company's Board of Directors (the "Compensation Committee") during 1998 were Ehney A. Camp, III, Clifford F. Palmer, Jarvis W. Palmer and R.K. Richey. No present or former officer of the Company or its subsidiaries serves as a member of the Compensation Committee. During 1998, there were no interlocking relationships between any executive officers of the Company and any entity whose directors or executive officers serve on the Company's Board of Directors and/or Compensation Committee.

                CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

  Jarvis W. Palmer, a director of the Company and a member of the Compensation Committee whose term expires at the annual meeting, owns ninety-eight percent (98%) of Birmingham Insurance Co., Inc.

("Birmingham Insurance"). In 1996, Birmingham Insurance ceded $(66,246) in gross premiums to the Company, for which the Company paid ceding commissions to Birmingham Insurance of $(20,099). In 1997 and 1998, Birmingham Insurance did not cede any premiums to or receive any commissions from the Company.

  Mr. Palmer is also a fifty-one percent (51%) owner of the Caribou Insurance Agency, Inc. ("Caribou"), an independent insurance agency which represents, among others, one or more of the Company's insurance subsidiaries. Of the gross premiums written by the Company's insurance subsidiaries in 1996, 1997 and 1998, $399,83, $500,811 and $623,621, respectively, were attributable to insurance contracts sold by Caribou, for which the Company paid commissions to Caribou of $74,323, $96,104 and $118,796, respectively.

  Clifford F. Palmer, a director of the Company and a member of the Compensation Committee, was the named underwriter for Lloyd's Syndicate 314 during a portion of 1996. The Company ceded $1,838,864 of gross premiums written to Lloyd's Syndicate 314 in 1996, for which it paid ceding commissions to the Company of $463,993.

  The Company currently leases its offices at 3760 River Run Drive in Birmingham, Alabama from Torchmark Development Corporation, a wholly owned subsidiary of Torchmark, pursuant to an Office Lease. Under this Office Lease, the Company currently leases approximately 115,774 square feet of space. During 1998, the Company paid $1,155,000 in rent under this Office Lease, $717,875 in 1997 and $595,916 during 1996.

  On September 13, 1993, the Company and Waddell & Reed Asset Management Company, a former subsidiary of Torchmark which was spun off during 1998 ("WRAMCO"), entered into an Investment Services Agreement pursuant to which WRAMCO provides investment advice and services to the Company and its subsidiaries in connection with the management of their respective portfolios. WRAMCO receives an annual fee based on the amount of the Company's average assets under management, as determined by the following formula: 1/4 of 1% on the first $25 million of the Company's average assets under management, 1/5 of 1% of the next $25 million, 3/20 of 1% of the next $150 million, 1/10 of 1% of the next $200 million and 1/20 of 1% in excess of $400 million. During 1998, the Company paid $578,171 in total fees to WRAMCO pursuant to the Investment Services Agreement, $393,686 in 1997 and $409,252 in 1996.

  On September 13, 1993, Vesta Fire Insurance Corporation, a wholly owned subsidiary of the Company ("Vesta Fire"), and Liberty National Life Insurance Company ("Liberty National"), a wholly owned subsidiary of Torchmark, entered into a Marketing and Administrative Services Agreement, pursuant to which Vesta Fire markets certain of its industrial fire insurance products through agents of Liberty National. Under this agreement, Liberty National pays to Vesta Fire an amount equal to all premiums collected by Liberty National after deducting all expenses incurred by Liberty National which are directly attributable to the industrial fire insurance products and after deducting a fee for administrative services. Such fees were for $862,000 for 1998, $1,353,246 for 1997 and $1,702,000 for 1996. This agreement was terminated effective April 30, 1995, and these products are no longer marketed through Liberty National agents. However, Liberty National continued to service the existing business until September of 1998, at which time Vesta Fire assumed the servicing of this business.

  During 1998, the Company engaged Tait Advisory Services, L.L.C., an affiliate of James E. Tait, to perform advisory services to the Company on financial and accounting matters, for which the Company paid approximately $60,500. This engagement terminated upon the appointment of Mr. Tait as Executive Vice President and Chief Financial Officer of the Company in July of 1998.

  During 1996, 1997 and 1998, the law firm of Balch & Bingham LLP, of which Walter M. Beale, Jr., a director of the Company, is a partner, rendered various legal services to the Company and certain of its subsidiaries.

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

Report of the Compensation Committee

  The Compensation Committee is comprised of three non-employee directors. The primary function of the Compensation Committee is to make recommendations and reports to the Board of Directors with respect to salaries, bonuses and other compensation to be paid to the Company's officers with a base salary of more than $150,000 annually and to administer all plans relating to the compensation of such officers.

  The Company's total compensation structure is comprised of annual base salary, annual cash bonus payments under the Company's Cash Bonus Plan, and long term equity based compensation granted pursuant to the Incentive Plan. The Company's overall compensation program has been designed to attract and retain key executives and to provide appropriate incentives to these executives to maximize the Company's long term financial results for the benefit of the stockholders. A significant portion of the executive compensation package is comprised of equity based compensation in order to align the interests of management with those of the stockholders. Individual compensation levels are based not only upon the relative success of the Company, but also upon the duties and responsibilities assumed by each officer, the performance of their individual business units, their attainment of individual and business unit goals, and their participation and contribution to specific Company projects.

  The salary levels for the Company's executive officers for 1998, including the salaries of Mr. Huffman and Mr. Gayle as Chief Executive Officer of the Company, were based upon the salary levels paid by other similarly situated property and casualty insurance and reinsurance companies, as well as upon individual performance and responsibility. According to a compensation survey performed by a third party consultant engaged on behalf of the Compensation Committee, the base salary levels approved by the Compensation Committee are comparable with the average salary levels of similarly situated property and casualty insurers and reinsurers.

  The Company's Cash Bonus Plan is designed to provide short-term incentive compensation to the Company's executive officers based upon pre-established performance goals for both the Company and each executive officer. Bonuses under the Cash Bonus Plan are paid out of a bonus fund, the amount of which is based on a percentage of the Company's net income from operations. The actual amount to be contributed to the bonus fund each year is based upon the Company's profitability, which is measured by comparing the Company's GAAP combined ratio (the generally accepted industry measure) for the year with a benchmark ratio. The Compensation Committee determines the amounts of annual bonus awards for each executive officer granted under the Cash Bonus Plan up to 100% of the executive officer's annual salary. In 1998, the Compensation Committee did not approve the payment of any cash bonuses to executive officers of the Company under the Cash Bonus Plan.

  The Incentive Plan provides for grants to the Company's executive officers of restricted stock, stock options, stock appreciation rights, and deferred stock awards. The payment of equity based compensation to the Company's executive officers under the Incentive Plan is designed to focus their attention on the enhancement of stockholder value.

  In 1998, the Company granted options to purchase a total of 77,500 shares of the Company's common stock under the Incentive Plan to 4 employees of the Company, including grants to Messrs. Tait and Angell of options to purchase 45,000 and 10,000 shares, respectively. In 1998, the Company also granted a restricted stock award under the Incentive Plan to Mr. Tait, covering 30,000 shares.

  The awards granted to the Company's executive officers in 1998 represent the Compensation Committee's continued emphasis on incentive based compensation and are intended to provide further incentives to these individuals to sustain the Company's growth and success and to further align their interests of the Company's stockholders. The size of the awards to individual executive officers was determined by the Compensation Committee and approved by the Board of Directors based upon a subjective assessment of each executive officer's performance and individual contribution to the Company, his position and level of responsibility, and other factors.

  The Compensation Committee is aware of the provisions of Section 162(m) of the Internal Revenue Code and the related regulations of the Internal Revenue Service ("Section 162(m)") which restrict deductibility of executive compensation paid to the CEO and the four highest paid executive officers other than the CEO at the end of any fiscal year to the extent such compensation exceeds $1,000,000 in any year and does not qualify as performance based compensation as defined by Section 162(m). The Compensation Committee does not anticipate that any cash compensation paid to its executive officers in the foreseeable future will exceed the dollar limitations of such provisions. Should annual compensation of any executive officer exceed $1,000,000, the

Compensation Committee will evaluate the advisability of structuring such compensation as qualified performance based compensation within the meaning of
Section 162(m). In this respect, the Compensation Committee believes that any compensation attributable to the grant of stock options pursuant to the Incentive Plan, which must be granted with an exercise price at least equal to the fair market value of the underlying stock on the date of the grant, will be excepted from the limitations on deductibility imposed by Section 162(m).

                                          Compensation Committee

                                          Ehney A. Camp, III
                                          Clifford F. Palmer
                                          Jarvis W. Palmer
Performance Graph

  The following graph compares the cumulative total stockholder return (including the reinvestment of dividends) on the common stock of the Company with that of the Standard & Poor's 500 Stock Index and the Standard & Poor's Property/Casualty Index. The comparison for the period assumes that $100 was invested in each index on December 31, 1993.

                     VTA            S&P 500     S&P Property/Casualty
                     ---            -------     ---------------------
11/11/93                   100              100              100
12/31/93        0.0204  102.04   0.0058  100.58   -0.0226  97.74
12/31/94        0.1664  116.64   0.0186  101.86    0.0247 102.47
12/31/95       1.14035  214.04   0.3946  139.46    0.3908 139.08
12/31/96        0.9288  192.88   0.7096  170.96    0.6988 169.88
12/31/97        2.6411  364.11   1.2736  227.36    1.4271 242.71
12/31/98       -0.6046   39.54   1.9162  291.62    1.2067 220.67
[Performance Graph Appears Here]

                 CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

  During 1998, the Board of Directors of the Company adopted a resolution authorizing the Chairman of the Audit Committee, in his discretion, (i) to dismiss KPMG Peat Marwick LLP ("KPMG") as the Company's independent accountants, effective upon management's notification of KPMG of such dismissal and (ii) concurrently with such dismissal, to engage PricewaterhouseCoopers LLP ("PwC") as the Company's independent accountants for the fiscal year ending December 31, 1998.

  On December 18, 1998, the Company notified KPMG of the dismissal. Also on December 18, 1998, the Company engaged PwC as the Company's independent accountants, subject to PwC's normal client acceptance procedures. This process was completed and PwC's engagement commenced on January 26, 1999. During the two most recent fiscal years, and during the subsequent interim period preceding the decision to change independent accountants, neither the Company nor anyone on its behalf consulted PwC regarding either the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company's financial statements, and neither a written report nor oral advice was provided to the Company by PwC with respect to any such consultation.

  KPMG audited the Company's annual consolidated financial statements as of and for each of the fiscal years ended December 31, 1993, 1994, 1995, 1996 and 1997 (the "Historical Financial Statements"). KPMG's auditors reports on these Historical Financial Statements did not contain any adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles. However, in connection with the Company's decision to restate the Historical Financial Statements in June, 1998, KPMG advised the Company that it could no longer be associated with these Historical Financial Statements. The Company subsequently issued restated financial statements as of and for the fiscal years ended December 31, 1996 and 1997 (the "Restated Financial Statements"), which were filed with the Securities and Exchange Commission as a current report on Form 8-K on August 20, 1998. KPMG issued an auditors report on the Restated Financial Statements which did not contain any adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles.

  By a current report on Form 8-K filed on December 28, 1998 in connection with KPMG's dismissal, the Company reported that during the Company's two most recent fiscal years, and in the subsequent interim period, there had been no disagreements between the Company's management and KPMG on any matters of accounting principles or practices, financial statement disclosure, or auditing scope and procedures which, if not resolved to the satisfaction of KPMG, would have caused KPMG to make reference to the matter in an auditors report. However, KPMG subsequently clarified its view that certain issues regarding the financial presentation set forth in the Company's Form 10-Q filed with the Securities and Exchange Commission on November 16, 1998 constituted reportable disagreements. Accordingly, the Company amended its Form 8-K on January 12, 1999 to reflect these unresolved issues as reportable disagreements and filed copies of letters from KPMG summarizing these unresolved issues as Exhibits 16.1 and 16.2 to that amendment. The Audit Committee discussed these matters with KPMG and authorized KPMG to respond fully to the inquiries of PwC concerning these matters. The Company did not consult PwC, prior to its engagement as the Company's successor auditors, regarding such matters.

  As noted above, KPMG audited the Company's consolidated financial statements for the period ended December 31, 1997, which audit was completed March 27, 1998, except as to Note B, which is as of August 19, 1998. By letter dated December 3, 1998, KPMG informed the Audit Committee of the Company's Board of Directors that, in connection with said audit and their reviews of the 1998 quarterly financial statements, it had noted certain matters involving internal controls that it considered to be reportable conditions under applicable auditors' reporting standards.

                               PROPOSAL NUMBER 2
                             APPROVAL OF AUDITORS

  A proposal to approve the appointment of the firm of PricewaterhouseCoopers LLP as the principal independent accountants of the Company to audit the financial statements of the Company and its subsidiaries for the year ending December 31, 1999, will be presented to the stockholders at the annual meeting. The audit committee of the Board recommends the appointment of PricewaterhouseCoopers LLP. A representative of PricewaterhouseCoopers LLP is expected to be present at the meeting to answer appropriate questions. They will have the opportunity to make a statement if they desire, although they have informed us they do not plan to make a statement.

  If the stockholders do not approve the appointment of PricewaterhouseCoopers LLP, the selection of independent auditors will be reconsidered by the Board of Directors.

  The Board recommends that stockholders vote FOR the proposal.

                                OTHER BUSINESS

  As of March 8, 1999, the Company had not received notice of any matters to be presented at the annual meeting, other than as described in this Proxy Statement. However, if any other proper matters are brought before the meeting, the persons named in the enclosed proxy, or in the event no person is named, Norman W. Gayle, III and Donald W. Thornton, will vote in accordance with their best judgment on such matters.

                           MISCELLANEOUS INFORMATION

Proposals of Stockholders

  In order for a proposal by a stockholder of the Company to be eligible to be included in the proxy statement and proxy form for the annual meeting of stockholders in 2000, the proposal must be received by the Company at its home office, 3760 River Run Drive, Birmingham, Alabama 35243, on or before December 19, 1999.

  A stockholder of the Corporation may wish to have a proposal presented at the annual meeting of shareholders to be held in 2000, but not to have such proposal included in the Corporation's proxy statement and form of proxy relating to that meeting. If notice of any such proposal is not received by the Corporation at the address appearing on the first page of this proxy statement by March 8, 2000, then the Company will not address the proposal in its proxy statement relating to that meeting, and all proxies solicited and received by the Company will be deemed to have conferred discretionary authority to vote on any such proposal.

General

  The cost of this solicitation of proxies will be borne by the Company. In addition to solicitation by mail, directors, officers and other employees of the Company may solicit proxies personally or by telephone or other means of communication. The Company will request certain banking institutions, brokerage firms, custodians, trustees, nominees, and fiduciaries to forward solicitation material to the beneficial owners of shares of the Company held of record by such persons, and the Company will reimburse reasonable forwarding expenses.

  A copy of the Company's Annual Report on Form 10-K for the year ended December 31, 1998, as filed with the Securities and Exchange Commission, and the Company's financial statements and notes thereto, accompanies this Proxy Statement. Upon request and payment of the cost of reproduction, the exhibits to the Form 10-K will be furnished. Such written request should be directed to the Company at its address stated herein.

                                          By Order of the Board of Directors
                                          /s/ Donald W. Thornton
                                          --------------------------------
                                          Donald W. Thornton
                                          Senior Vice President--
                                          General Counsel and Secretary

                          VESTA INSURANCE GROUP, INC.
          This Proxy Is Solicited on behalf of the Board of Directors for the Annual Meeting of Stockholders
                           to be held on May 18, 1999

  P The undersigned hereby constitutes and appoints Norman W. Gayle III and Donald W. Thornton, or either of them with full power of substitution in
  R each, proxies to vote all shares of Common Stock of Vesta Insurance Group, Inc. (the "Company") which the undersigned may be entitled to
  O vote at the Annual Meeting of Stockholders to be held at The Harbert Center, 2019 Fourth Avenue North, Birmingham, Alabama 35203, on
  X Tuesday, May 18, 1999, and at all adjournments or postponements thereof as follows:
  Y
                Election of Directors, Nominees:

                For Class III, to serve until the 2002 Annual Meeting
                        Norman W. Gayle III and James E. Tait

                Ratification of the appointment of the firm of PricewaterhouseCoopers LLP as the principal independent accountants of the Company.

  |     This proxy, when properly executed, will be voted in the manner directed
  |     herein by the undersigned shareholder.
  |
  |     You are encouraged to specify your choices by marking the appropriate
  |     boxes (SEE REVERSE SIDE), but you need not mark any boxes if you wish
  | to vote in accordance with the Board of Directors' recommendations. The proxies cannot vote your shares unless you sign and return this card.

                (Continued, and to be Signed, on Reverse Side)

                                                                     -----------
                                                                     SEE REVERSE
                                                                        SIDE
                                                                     -----------

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                                                                         |
[X] Please mark your       __                                            | 6648
    votes as in this       |                                             |______
    example.

IF NO PREFERENCE IS INDICATED, THIS PROXY WILL BE VOTED "FOR" THE NOMINEES AND "FOR" PROPOSAL #2. In accordance with their best judgment the proxies are authorized to vote upon such other matters as may properly come before the meeting.

                FOR  WITHHELD                               FOR AGAINST ABSTAIN
1. Election of  [_]    [_]        2. Ratification of the    [_]   [_]     [_]
   Officers                          appointment of the
   (See Reverse)                     firm of PricewaterhouseCoopers
For, except vote withheld            LLP as the principal independent
from the following nominee(s)        accountants of the Company.

-----------------------------

                                        IMPORTANT: Please sign exactly as your
                                        name appears hereon. If shares are held
                                        by more than one owner, each must sign.
                                        Executors, administrators, trustees,
                                        guardians, and others signing in a
                                        representative capacity should give
                                        their full titles.

                                        ---------------------------------------

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                                          SIGNATURE(S)                   DATE

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